Exhibit 99.3

QUEPASA CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF SHAREHOLDERS – NOVEMBER 9, 2011 AT 11:00 A.M. NEW YORK TIME

VOTING INSTRUCTIONS
If you vote by phone or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
PHONE:	Call 1-800-690-6903
INTERNET:	https://www.proxyvote.com

Control ID:
Proxy ID:
Password:

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2011

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)

Proposal:

1.           To approve the issuance of shares of common stock in connection with the myYearbook merger, the related financing and the potential issuance of additional shares under our outstanding preferred stock.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

2.           To approve an increase in our authorized common stock from 50 million to 100 million shares.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

3.           To approve our reincorporation in Delaware.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

4.           To approve an amendment to our 2006 Stock Incentive Plan authorizing an additional 2,000,000 shares to be available for grant.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

5.           To approve our name change to Quepasa International Corporation, or another similar name.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

6.           To approve any adjournment of the Special Meeting for any reason, including, if necessary, to solicit additional proxies if there are not sufficient votes for any of the proposals.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

Control ID:
Proxy ID:
Password: